UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2015

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16189	35-2108964
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Omnibus Plan Amendment

Effective October 20, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of NiSource Inc. (the “Company”) approved the Second Amendment (the “Amendment”) to the NiSource Inc. 2010 Omnibus Incentive Plan (the “Plan”). The Amendment revises the Plan’s minimum vesting terms by imposing a general one-year minimum vesting period for awards granted under the Plan, with the exception of pro-rata vesting in the event of a participant’s termination of service due to death, disability, or retirement. The Amendment also provides that awards granted under the Plan will become fully vested upon a change in control if the Committee reasonably determines, in good faith, prior to a change in control, that the successor will not assume outstanding awards or grant substitute awards that are of substantially the same economic value and have substantially the same vesting and payment terms as outstanding awards. Otherwise, assumed or substituted awards do not become fully vested unless there is an involuntary termination of service without cause or a voluntary termination for good reason in connection with the change in control.

The foregoing description of the changes effected by the Amendment is qualified in its entirety by the Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Revised Change in Control and Termination Agreement

Also effective October 20, 2015, the Committee approved a revised form of the Change in Control and Termination Agreement (the “Revised Agreement”) with its executive officers. Under the Revised Agreement, the “net benefits” provision was clarified to provide that, in the event of a change in control, the executive’s total change in control payments will be capped at one dollar less than the amount that would trigger an excise tax, unless the total payments due, after being reduced for federal, state, local, and other taxes, would be greater than the after-tax value of the capped amount (i.e., the capped amount reduced for such taxes described above), in which case the executive will receive the total payments due (without any tax gross-up).

The foregoing description of the changes effected by the Revised Agreement is qualified in its entirety by reference to the Revised Agreement that is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.1	Second Amendment to the NiSource Inc. 2010 Omnibus Incentive Plan

10.2	NiSource Inc. Form of Change in Control and Termination Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

October 23, 2015	By:	/s/ Carrie J. Hightman
Carrie J. Hightman
Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to the NiSource Inc. 2010 Omnibus Incentive Plan

10.2	NiSource Inc. Form of Change in Control and Termination Agreement